UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
July 28, 2009
America Service Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19673	51-0332317

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 373-3100
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On July 28, 2009, America Service Group Inc. (the “Company”) and its operating subsidiaries, Prison Health Services, Inc., Prison Health Services of Indiana, L.L.C., Secure Pharmacy Plus, LLC, and Correctional Health Services, LLC (collectively, the “Subsidiaries”), entered into a Revolving Credit and Security Agreement (“Credit Agreement”) with CapitalSource Bank, as administrative agent and collateral agent for lenders (“CapitalSource”). The Credit Agreement matures on October 31, 2011 and includes a revolving credit facility in a maximum principal amount at any time outstanding of up to $40.0 million (“Facility Cap”), which includes standby letters of credit of up to $15 million. The amount available for borrowing under the Credit Agreement is based on the Company’s collateral base, as determined under the Credit Agreement, and is reduced by the amount of each outstanding standby letter of credit. The Credit Agreement is secured by substantially all assets of the Company and the Subsidiaries.
          The Credit Agreement limits borrowings to the lesser of $40.0 million or 85% of the Company’s eligible receivables. Interest under the Credit Agreement is payable monthly at an annual rate of one-month LIBOR plus 2%, subject to a minimum LIBOR rate of 3.14%. The Company is also required to pay a monthly collateral management fee of 0.042% on average borrowings outstanding under the Credit Agreement, and a monthly unused line fee of 0.0375% on the Facility Cap on the last day of each month minus average borrowings outstanding under the Credit Agreement and the balance of any outstanding letters of credit.
          All amounts outstanding under the Credit Agreement will be due and payable on October 31, 2011. If the Credit Agreement is terminated prior to July 31, 2011, the Company will be required to pay an early termination fee equal to between 1.0% and 3.0% of the Facility Cap, depending on the date of termination.
          The Credit Agreement requires the Company to maintain a minimum level of EBITDA of $8.0 million on a trailing twelve-month basis to be measured at the end of each calendar quarter. The Credit Agreement defines EBITDA as net income plus interest expense, income taxes, depreciation expense, amortization expense, any other non-cash non-recurring expense and loss from asset sales outside of the normal course of business, minus gains on asset sales outside the normal course of business or other non-recurring gains.
          The Credit Agreement permits the Company to declare and pay cash dividends, but the Company must also maintain certain pre-distribution and post-distribution fixed charge coverage ratios, both calculated on a trailing twelve-month basis to be measured at the end of each calendar quarter. The Credit Agreement defines the pre-distribution fixed charge coverage ratio as EBITDA, as defined above, divided by the sum of principal payments on outstanding debt, cash interest expense on outstanding debt, capital expenditures and cash income taxes paid or accrued. Pursuant to the Credit Agreement, the Company is required to maintain a minimum pre-distribution fixed charge coverage ratio of 1.75. The Credit Agreement defines the post-distribution fixed-charge coverage ratio as EBITDA, as defined above, divided by the sum of principal payments on outstanding debt, cash interest expense on outstanding debt, capital expenditures, cash income taxes paid or accrued, and cash dividends paid or accrued or declared. Pursuant to the Credit Agreement, the Company is required to maintain a minimum post-distribution fixed charge coverage ratio of 1.25 if the Company’s average net cash (cash less outstanding debt) plus the average amount available for borrowing under the Credit Agreement is greater than or equal to $20.0 million for the most recent calendar quarter; or, a minimum post-distribution fixed charge coverage ratio of 1.50 if the Company’s average net cash (cash less outstanding debt) plus the average amount available for borrowing under the Credit Agreement is less than $20.0 million for the most recent calendar quarter.
          The Credit Agreement includes customary covenants that restrict the Company’s and the Subsidiaries’ ability to, among other things, create liens or other encumbrances; enter into consolidations, mergers and transfers of assets; make certain investments; purchase assets without including them in the collateral; and enter into transactions with affiliates that are not arms’ length. The Credit Agreement also contains customary events of default for credit facilities of this type (with customary grace periods, as applicable), including, among other things, nonpayment of principal or interest when due.
          The foregoing description is a summary and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
          In connection with the entry into the Credit Agreement described under Item 1.01 of this report, the Company’s Second Amended and Restated Revolving Credit and Security Agreement with CapitalSource Finance, LLC, dated as of October 31, 2005 (“2005 Credit Agreement”), was terminated by mutual agreement of the parties thereto effective on July 28, 2009. At the time of termination, no principal amounts were outstanding under the 2005 Credit Agreement. The Company incurred no early termination fees in connection with the termination of the 2005 Credit Agreement. The 2005 Credit Agreement contained terms which were substantially similar to the terms of the Credit Agreement, but prohibited the Company from issuing cash dividends and included a different fixed charge coverage ratio measurement.
Item 2.02. Results of Operations and Financial Condition.
          On July 29, 2009, the Company issued a press release announcing its operating results for the second quarter and six months ended June 30, 2009. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by this reference.
          This information furnished pursuant to this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          The additional disclosure required by this item is included in Item 1.01 above and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
          (a) Not applicable.
          (b) Not applicable.
          (c) Not applicable.
          (d) Exhibits:
10.1	Revolving Credit and Security Agreement dated July 28, 2009 between America Service Group Inc., a Delaware corporation, Prison Health Services, Inc., a Delaware corporation, Prison Health Services of Indiana, L.L.C., an Indiana limited liability company, Secure Pharmacy Plus, LLC, a Tennessee limited liability company, Correctional Health Services, LLC a New Jersey limited liability company, and CapitalSource Bank, a California industrial bank, as lender and collateral and administrative agent.

99.1	Press Release dated July 29, 2009.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.
Date: July 29, 2009	By:	/s/ Michael W. Taylor
Michael W. Taylor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

10.1	Revolving Credit and Security Agreement dated July 28, 2009 between America Service Group Inc., a Delaware corporation, Prison Health Services, Inc., a Delaware corporation, Prison Health Services of Indiana, L.L.C., an Indiana limited liability company, Secure Pharmacy Plus, LLC, a Tennessee limited liability company, Correctional Health Services, LLC a New Jersey limited liability company, and CapitalSource Bank, a California industrial bank, as lender and collateral and administrative agent.

99.1	Press release dated July 29, 2009.